Exhibit 32

            Certificate Pursuant to Rules 13a-14(b) and 15d-14(b) of
                       the Securities Exchange Act of 1934

In connection with the Quarterly Report of Ascendia Brands, Inc. on Form 10-Q/A for the period ended August 27, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of Ascendia Brands, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

      1. The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cenuco, Inc.


By: /s/ Steven R. Scheyer

Steven R. Scheyer, President & CEO


By: /s/ John D. Wille

John D. Wille, Executive Vice President and Chief Financial Officer

June 11, 2007



A signed original of this written statement has been provided to Ascendia Brands, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.